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                                                                    Exhibit 4(g)

                                     Form of
                      Common Securities Guarantee Agreement

                              BGE Capital Trust II


                                   Dated as of

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.   Definitions..................................................2
SECTION 1.02.   Interpretation...............................................3

                                   ARTICLE II

                                    GUARANTEE

SECTION 2.01.   Guarantee....................................................4
SECTION 2.02.   Waiver of Notice and Demand..................................4
SECTION 2.03.   Obligations Not Affected.....................................4
SECTION 2.04.   Rights of Holders............................................5
SECTION 2.05.   Guarantee of Payment.........................................6
SECTION 2.06.   Subrogation..................................................6
SECTION 2.07.   Independent Obligations......................................6

                                   ARTICLE III

                                  SUBORDINATION

SECTION 3.01.   Ranking......................................................6
SECTION 3.02.   PARI PASSU Guarantees........................................7

                                   ARTICLE IV

                                   TERMINATION

SECTION 4.01.   Termination..................................................7

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.01.   Successors and Assigns.......................................8
SECTION 5.02.   Amendments...................................................8
SECTION 5.03.   Notices......................................................8
SECTION 5.04.   Benefit......................................................9
SECTION 5.05.   Governing Law................................................9
SECTION 5.06.   Counterparts.................................................9
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                               GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of________, is executed and delivered by Baltimore Gas and Electric Company, a Maryland corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of BGE Capital Trust II, a Delaware statutory trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of ______________ among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of common undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof common securities having an aggregate liquidation amount of $25.00 per security) for an aggregate stated liquidation amount of $7,731,950, designated the ___% Common Securities (the "Common Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Declaration;

     WHEREAS, the Common Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the sale by the Issuer of its Preferred Securities (as defined herein), will be used to purchase the Debentures (as defined in the Declaration) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Declaration, as Trust Property (as defined in the Declaration);

     WHEREAS, as incentive for the Holders to purchase Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities, except that if an Event of Default (as defined in the Indenture) has occurred and is continuing, the rights of the Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee

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are subordinated to the rights of Holders of Preferred Securities to receive
Guarantee Payments under the Preferred Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders from time to time of the Common Securities.

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Definitions. As used in this Common Securities Guarantee, each of the terms set forth below shall, unless the context otherwise requires, have the following meaning. Each capitalized or otherwise defined term used but not otherwise defined herein shall have the meaning assigned to such terms in the Declaration as in effect on the date hereof.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Issuer pursuant to the Declaration or by the Guarantor pursuant to the Indenture: (i) any accumulated and unpaid Distributions required to be paid on the Common Securities, to the extent the Issuer shall have funds available therefor, (ii) the Redemption Price with respect to any Common Securities called for redemption by the Issuer to the extent the Issuer shall have funds available therefor, and (iii) upon a voluntary or involuntary dissolution and liquidation of the Issuer (other than in connection with a Distribution of Debentures to Holders in exchange for Common Securities as provided in the Declaration or the redemption of all such Common Securities), the lesser of (a) the aggregate of the liquidation amount of $25.00 per Common Security plus all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer shall have funds available therefor and (b) the amount of assets of the Issuer remaining available for Distribution to Holders upon a dissolution and liquidation of the Issuer (in either case, the "Liquidation Distribution").

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     "Holder" means any holder, as registered on the books and records of the
Issuer, of any Common Securities.

     "Indenture" means the Indenture dated as of June 15, 1998, as amended or supplemented from time to time, between Baltimore Gas and Electric Company and The Bank of New York, as trustee thereunder.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Securities" means the preferred securities representing undivided beneficial interests in the assets of the Issuer and having the rights provided therefor in the Declaration.

     "Senior Indebtedness" means Senior Indebtedness as defined in the Indenture.

     SECTION 1.02 Interpretation. In this Common Securities Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1;

          (b) terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

          (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

          (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified;

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          (f)  a reference to the singular includes the plural and vice versa;

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders; and

          (h) the word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Common Securities Guarantee as a whole.

                                   ARTICLE II

                                    GUARANTEE

     SECTION 2.01 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer pursuant to the Declaration or by the Guarantor pursuant to the Indenture), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders, at the Guarantor's option or by causing the Issuer to pay such amounts to the Holders.

     SECTION 2.02 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 2.03 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

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          (b)  the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from an Extension Period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Common Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) to the extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payments of the underlying obligation), it being the intent of this Section 2.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 2.04 Rights of Holders. The Guarantor expressly acknowledges that any Holder may institute a legal proceeding directly against the Guarantor to enforce its

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rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

     SECTION 2.05 Guarantee of Payment. This Common Securities Guarantee creates a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Common Securities Guarantee without first instituting a legal proceeding against any other person or entity). This Common Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid or upon Distribution to the Holders of the Common Securities of the Debentures as provided in the Declaration.

     SECTION 2.06 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 2.07 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.03 hereof.

                                   ARTICLE III

                                  SUBORDINATION

     SECTION 3.01 Ranking. This Common Securities Guarantee shall constitute an unsecured obligation of the

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Guarantor and shall rank (a) subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article Eight of the Indenture will apply, MUTATIS MUTANDIS, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor; (b) PARI PASSU with the senior most preferred stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter issued by the Guarantor in respect of preferred stock of any Affiliate of the Guarantor; (c) senior to any preferred or preference stock of the Guarantor ranking junior to the senior most preferred or preference stock of the Guarantor now or hereafter issued and (d) senior to the Guarantor's common stock. If an Event of Default has occurred and is continuing under the Declaration, the rights of the Holders to receive Guarantee Payments under this Common Securities Guarantee shall be subordinated to the rights of the holders of the Preferred Securities to receive payment of all amounts due and owing under the terms of the Preferred Securities Guarantee.

     SECTION 3.02 PARI PASSU Guarantees. The obligations of the Guarantor under this Common Securities Guarantee shall rank PARI PASSU with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any BGE Trust (as defined in the Indenture), (ii) the Indenture and the Securities (as defined therein) issued thereunder, (iii) any expense agreements entered into by the Guarantor in connection with the offering of Trust Securities (as defined in the Indenture) by any BGE Trust (as defined in the Indenture), and (iv) any other security, guarantee or other agreement or obligation that is expressly stated to rank PARI PASSU with the obligations of the Guarantor under this Common Securities Guarantee or with any obligation that ranks PARI PASSU with the obligations of the Guarantor under this Common Securities Guarantee.

                                   ARTICLE IV

                                   TERMINATION

     SECTION 4.01 Termination. This Common Securities Guarantee shall terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Distribution for the Common Securities or upon Distribution of the Debentures to the Holders of the Common

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Securities. This Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of the Common Securities must restore payment of any sums paid under the Common Securities or this Common Securities Guarantee.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01 Successors and Assigns. All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding. The Guarantor may not consolidate with or merge with or into, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to, any Person unless permitted under Article Eight of the Indenture. In connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eight of the Indenture the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made, if other than the Guarantor, shall expressly assume all of the obligations of the Guarantor hereunder.

     SECTION 5.02 Amendments. Except with respect to any changes which do not materially adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of a majority in liquidation amount of the outstanding Common Securities. The provisions of Article VI of the Declaration concerning meetings of the Holders shall apply to the giving of such approval.

     SECTION 5.03. Notices. All notices provided for in this Common Securities Guarantee shall be in writing and delivered, telecopied or mailed by first class mail, postage prepaid, as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

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          Baltimore Gas and Electric Company
          750 East Pratt Street 16th floor
          Baltimore, Maryland 21202
          Facsimile No: (410) 783-3619
          Attention:  Treasurer

          (b) if given to the Issuer, in care of the Administrative Trustee, at the Issuer's mailing address set forth below or such other address as the Issuer may give notice to the Holders:

          BGE Capital Trust II
          c/o Baltimore Gas and Electric Company
          750 East Pratt Street 16th floor
          Baltimore, Maryland 21202
          Facsimile No:  (410) 783-3619
          Attention:  Thomas E. Ruszin, Jr.

          (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by certified mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 5.04 Benefit. This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

     SECTION 5.05 Governing Law. THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 5.06 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.


                                             BALTIMORE GAS AND ELECTRIC
                                             COMPANY,
                                                as Guarantor

                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

                                             BGE CAPITAL TRUST II

                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

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